                                                                   EXHIBIT 10.30

                           SILICON ENTERTAINMENT, INC.


                      SECURED SUBORDINATED CONVERTIBLE NOTE
                               PURCHASE AGREEMENT



                                  JUNE 30, 1999


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                           SILICON ENTERTAINMENT, INC.

                SECURED SUBORDINATED CONVERTIBLE NOTE AND WARRANT
                               PURCHASE AGREEMENT

        This Secured Subordinated Convertible Note Purchase Agreement (the "Agreement") is made as of the 30th day of June 1999 by and between Silicon Entertainment, Inc., a California corporation (the "Company"), and each of the investors listed on Exhibit A attached to this Agreement (each a "Purchaser" and together the "Purchasers").

                                    RECITALS

        The Company desires to issue and sell and the Purchasers desire to purchase secured subordinated convertible promissory notes in substantially the form attached to this Agreement as Exhibit B (the "Notes") which shall be convertible on the terms stated therein into equity securities of the Company as specified in the Notes. The Notes and the equity securities issuable upon conversion or exercise thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the "Securities."

                                    AGREEMENT

        In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

        1. PURCHASE AND SALE OF NOTES AND WARRANTS.

            (a) SALE AND ISSUANCE OF NOTES. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser a Note in the principal amount specified with respect to such Purchaser on Exhibit A to this Agreement. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales and issuances; provided that any amendments of this Agreement must be in accordance with Section 9(g).

            (b) CLOSINGS. The first closing (the "Closing") of the sale and purchase of the Notes, Warrants and Call Options under this Agreement shall take place at the offices of Gray Cary Ware & Freidenrich, LLP, 400 Hamilton Avenue, Palo Alto, California at 10:00 a.m. on June 30, 1999, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers, provided that the aggregate purchase price for the Notes at the time of the Initial Closing shall be not less than $5,000,000. Subsequent closings (each a "Subsequent Closing") of the sale and purchase of Securities under this Agreement shall take place at the offices of Gray Cary Ware & Freidenrich, LLP, no later than December 31, 1999. In no event shall the aggregate purchase price for the Notes at the time of the Initial Closing or any Subsequent Closing exceed $10,000,000. The Initial Closing and the Subsequent Closings, if any, shall hereinafter be referred to individually as a "Closing" and collectively as the "Closings" and the date of any Closing shall hereinafter be referred to as a "Closing Date." At each Closing

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other than the Initial Closing, Exhibit A shall be amended to include additional
Purchasers and such new Purchasers shall become parties to this Agreement. The date of the Closing shall hereinafter be referred to as a "Closing Date."

            (c) DELIVERY. At the Closing, the Company will deliver to each Purchaser the Note to be purchased by such Purchaser against receipt by Company of the purchase price set forth opposite the Purchasers name on the Schedule of Purchasers.

        2. SUBORDINATION. The indebtedness evidenced by the Notes shall be expressly subordinated, to the extent and in the manner set forth in the Notes, in right of payment to the prior payment in full of all of the Company's Senior Indebtedness (as defined in the Note), and each Purchaser hereby agrees to enter into such agreements and take such additional action as may be necessary to perfect such subordination.

        3. SECURITY INTEREST. The indebtedness represented by the Notes shall be secured by all of the assets of the Company in accordance with the provisions of a security agreement among the Company and the Purchasers in the form attached to this Agreement as Exhibit C (the "Security Agreement").

        4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that except as set forth in the Schedule of Exceptions attached hereto as Exhibit D:

            (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

            (b) AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes and the Warrants, the shares of the Company's capital stock issuable on conversion or exercise thereof, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. The Agreement, the Notes, and the Warrants (collectively, the "Transaction Documents") when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (c) CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                (i) 20,000,000 shares of Preferred Stock, of which (A) 3,266,667 shares have been designated Series A Preferred Stock, 3,266,667 of which are issued and outstanding immediately prior to the Closing, (B) 6,222,531 shares have been designated Series B Preferred Stock, 5,528,776 of which are issued and outstanding immediately prior to the

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Closing and (C) 8,500,000 shares have been designated Series C Preferred Stock,
6,974,414 of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are nonassessable.

                (ii) 40,000,000 shares of Common Stock, 4,309,752 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved shares of Common Stock for issuance upon conversion of the Preferred Stock.

                (iii) The Company has reserved 4,360,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Stock Option and Stock Bonus Plans, duly adopted by the Board of Directors and approved by the Company's shareholders (collectively, the "Stock Plans"). Of such reserved shares of Common Stock, as of June 1, 1999, options to purchase 3,837,299 shares have been granted and are currently outstanding, and 522,701 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

                (iv) Except for outstanding options issued pursuant to the Stock Plans and warrants to purchase 631,834 shares of Common Stock and warrants to purchase 53,334 shares of Series B Preferred Stock and 717,644 shares of Series C Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

            (d) REPORTS OF THE COMPANY; NO MATERIAL ADVERSE CHANGES. The Company has furnished Purchasers with copies of its April 30, 1999 financial statements (collectively, the "Financial Statements"). Said Financial Statements, as of their respective dates, were accurate and complete in all material respects and did not omit any material information required to be set forth therein. Since April 30, 1998 there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

            (e) INTELLECTUAL PROPERTY RIGHTS.

                (i) To the best of its knowledge, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted to the Company's knowledge, without any conflict with or infringement of the rights of others;

                (ii) Except for agreements with its own employees or consultants, there are not outstanding options, licenses, or agreements of any kind relating to the matters listed in subsection (i) above or that grant rights to any other person to manufacture, license, produce, assemble, market or sell the Company's products, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property

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of any other person or entity, other than licenses or agreements relating to the
Company's use of certain trademarks of Nascar, and various drivers, race tracks and teams.

                (iii) The Company has not received any communications alleging that the Company or its employees has violated or infringed or, by conducting its business as proposed, would violate or infringe any of the Intellectual Property of any other person or entity; and

                (iv) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company with respect to the Intellectual Property of the Company or otherwise or that would conflict with the Company's business as proposed to be conducted.

            (f) SECURITY INTERESTS. The grant of security interests in the Security Agreement, when effective by execution of such Security Agreement (and the filings required under the Uniform Commercial Code of the State of California and U.S. Patent and Trademark Office, when completed), creates a valid, binding, and effective security interest in the Collateral (as defined in Section 1 of the Security Agreement), free from any other liens and encumbrances.

            (g) COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. The Company is not in violation or default in any material respect of any provision of its certificate of incorporation or bylaws or in any material respect of any provision of any material mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound, or of any federal or state judgment, order, writ, decree, or any federal or state statute, rule, regulation or restriction applicable to the Company. The execution, delivery, and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

            (h) LITIGATION. There is no action, suit, proceeding, or investigation pending or, to the best knowledge of the Company, threatened against the Company that questions the validity of the Transaction Documents, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business properties, prospects or financial condition of the Company.

            (i) TAXES. The Company has no material liability for any federal, state or local taxes, except for taxes which have accrued and are not yet payable or are being contested by the Company in good faith. The Company has paid all payroll taxes required to be paid by it.

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            (j) OFFERING. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 6 hereof, the offer, issue, and sale of the Securities is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

        5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

            (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

            (b) DISCLOSURE OF INFORMATION. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

            (c) RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            (d) NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

            (e) LEGENDS. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE

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BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE
SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            (f) ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

            (g) FOREIGN INVESTORS. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser's jurisdiction.

        6. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            (b) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

            (c) CONSENTS AND WAIVERS. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement, the Security Agreement and the Amendment to the Rights Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, the Security Agreement and the Amendment to the Rights Agreement.

            (d) LEGAL INVESTMENT. At the time of the Closing, the purchase of the Notes and Warrants by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

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            (e) AMENDMENT TO RIGHTS AGREEMENT. The Company, each Purchaser and the other parties listed as signatories thereto shall have executed and delivered Amendment No. 1 to that certain Third Amended and Restated Rights Agreement dated December 31, 1998 in the form attached hereto as Exhibit E.

            (f) SECURITY AGREEMENT. The Company and the Purchasers shall have executed the Security Agreement.

        7. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 6 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            (b) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

        8. COVENANTS OF THE COMPANY.

            (a) NO OTHER INDEBTEDNESS. The Company shall not incur any indebtedness for money borrowed (other than equipment lease financing transaction) to the extent that the Company's aggregate payment obligations thereunder would exceed Ten Million Dollars ($10,000,000) without the Majority Purchasers' prior written consent, which shall not be unreasonably withheld.

            (b) NO DIVIDENDS. No payment or declaration of a cash dividend, shall be made on the Common Stock of the Company while any Obligation under the
Note is outstanding.

            (c) FINANCIAL STATEMENTS. No later than 30 days following the end of each quarter, the Company shall deliver to the Purchasers its balance sheet as at the end of such period and its income statement for such period and for that portion of the Company's financial reporting year ending with such period. In addition, no later than 90 days following the end of each financial reporting year, the Company shall deliver to the Purchasers its audited balance sheet, income statement, and statement of cash flows for such year.

            (d) STAY, EXTENSION AND USURY LAWS. The Company convenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, how or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Agreement and the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power

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granted to the holders of Notes pursuant to this Agreement, but will suffer and permit the execution of every such power as though no such law has been enacted.

            (e) LIMITATION ON TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its subsidiaries shall enter into any transaction or series of transactions to sell, lease, transfer, exchange or otherwise dispose of any of its properties or assets to or to purchase any property or assets from, or for the direct or indirect benefit of, an affiliate of the Company or of any subsidiary of the Company, make any investment in or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the direct or indirect benefit of, an affiliate of the Company or of any subsidiary of the Company (each, including any series of transactions with one or more affiliates, an "Affiliate Transaction"), unless the Board of Directors of the Company or the relevant subsidiary determines, as evidenced by a Board resolution, that the terms of such Affiliate Transaction are fair and reasonable to the Company and no less favorable to the Company or the relevant subsidiary than those that could have been obtained at that time in a comparable arms-length transaction by the Company or such subsidiary with an unrelated Person.

            (f) MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any subsidiary of the Company to be maintained and kept in good condition, repair and working order, subject to normal wear and tear, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section (f) shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the holders of the Notes.

            (g) COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as well not in the aggregate have a Material Adverse Effect.

            (h) EUROPEAN OPERATIONS. Company covenants that it will use best efforts to form in either 2001 or 2002 a new corporation to be called Silicon Entertainment-Europe, Inc. ("Affiliated European Entity") which will be granted the right by the Company to operate NASCAR Silicon Motor Speedway or related version based on Formula One or GT racing in Europe in return for a royalty payment of 6.5% of net revenues to the Company. The Affiliated European Entity will be owned sixty percent (60%) by the Company and forty percent (40%) by the holders of the Notes. Any development required is intended to be performed by the Company and paid by the Affiliated European Entity. The financing of the Affiliated European Entity shall be determined later. If by July 1, 2002 the Affiliated European Entity has not been

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formed, the holders of the Notes may require the Company to repurchase rights to operate in Europe for the cash payment of $600,000.

            (i) TERMINATION. This Section 9 (except subsection (h)) shall terminate as to each Purchaser at such time as no Obligation under such Purchasers Note is outstanding.

        9. MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (b) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

            (c) COUNTERPARTS. Note Purchase Agreement and all documents attached to the Note Purchase Agreement (including Note, warrants, Security Agreement and Amendment No. 1 to Amended and Restated Investors Rights Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (e) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

            (f) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority in interest of the Notes. Any amendment or waiver effected in accordance with this Section 10(f) shall be binding upon all the Purchasers and all transferees of the Securities, each future holder of all such Securities, and the Company.

            (g) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be

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excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (h) ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

            (i) EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

            (j) CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.


                            [Signature Pages Follow]


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


        The parties have executed this Secured Subordinated Convertible Note and Warrant Purchase Agreement as of the date first written above.


                                  COMPANY:

                                  SILICON ENTERTAINMENT, INC.


                                  By: /s/
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  Address:

                                  PURCHASERS:

                                  /s/
                                  ---------------------------------------------
                                  (Purchaser)

                                  By:________________________________________

                                  Name:______________________________________
                                                    (print)
                                  Title:_____________________________________



             SIGNATURE PAGE TO SECURED SUBORDINATED CONVERTIBLE NOTE
                         AND WARRANT PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                   ORIGINAL PRINCIPAL AMOUNT
NAME/ADDRESS OF PURCHASER                  OF NOTE                  TOTAL PURCHASE PRICE
-------------------------          -------------------------        --------------------
Galladio Holding B.V.                    $2,260,000                      $2,000,000
Attn: Mr. Nicolaas Monteban
Wagenaarweg 7
2597 LL The Hague
The Netherlands

Wagenaarkwartier's - Gravenhage           2,260,000                       2,000,000
B.V.
Attn: Mr. Nicolaas Monteban
Wagenaarweg 7
2597 LL The Hague
The Netherlands

Van der Lee Partnership                   1,130,000                       1,000,000
Mr. Nicolaas Monteban
Wagenaarweg 7
2597 LL The Hague
The Netherlands

TOTAL:                                   $5,650,000                      $5,000,000

                                    EXHIBIT B

                          FORM OF SECURED SUBORDINATED
                           CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT C


                           FORM OF SECURITY AGREEMENT

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                           SILICON ENTERTAINMENT, INC.

                         8.5% CONVERTIBLE NOTE DUE 2002

No. R-                                                               $000,000

        SILICON ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of California (the "Company") for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of ____________ on June 30, 2002 and to pay interest thereon, from June 30, 2000, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on June 30 and December 30 in each year, commencing December 30, 2000, at the rate of 8.5 % per annum, until the principal hereof is due. The interest so payable, and punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the June 30 or December 30 (whether or not a business day), as the case may be, next preceding such interest payment date. Payment of the principal of this Security shall be made upon the surrender of this Security to the Company, at its office at 210 Hacienda Avenue, Campbell, CA 95008, or such other office within the United States as shall be notified by the Company to the holder hereof) (the "Designated Office"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of interest on this Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than the record date relating to an interest payment date, such payment may be made by U.S. dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Company security register. Each of the Company and the holder of this Security hereby acknowledges and agrees that the principal amount of this Security shall equal one hundred thirteen percent (113%) of the total purchase price paid by such holder to the Company, and that such additional amount shall represent, and shall be expensed by the Company as, the first full year of interest payable on this Security.

        1. Conversion.

            (a) Optional Conversion. The holder of this Security is entitled at any time on or after June 30, 1999 and before the close of business on June 30, 2002 (or in case the holder hereof has exercised his right to require the Company to repurchase this Security or a portion hereof, then in respect of this Security or such portion hereof, as the case may be, until and including, but (unless the Company defaults in making the payment due upon repurchase) not after, the close of business on the Repurchase Date) to convert this Security into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of Common Stock of the Company at the rate of one (1) share of Common Stock for each $7.50 of principal amount of Security (or at the current adjusted rate if an adjustment has been made as provided below) (the "Conversion Ratio"); provided, however that should this Security be converted by the holder at any time prior to June 30, 2000, the principal amount of this Security shall be reduced by an amount equal to the product of (i) the number of full months elapsed from June 30, 1999 through the date of conversion of this Security divided by twelve (12); (ii) thirteen percent (13%); and (iii) the total purchase price of this Security as set forth on Exhibit A attached hereto.

            (b) Automatic Conversion. This Security shall automatically be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of Common Stock of the Company at the rate of one (1) share of Common Stock for each $7.50 of principal amount of Security (or at the Conversion Rate if an adjustment has been made as provided below) one (1) business day after the earlier to occur of (i) the closing of the sale of Common Stock of the Company in an underwritten public offering registered under the Securities Act of 1933, as amended (the "IPO"), at a public offering price of greater than $7.50 per share (as adjusted for any combinations, stock splits, stock dividend, recapitalizations and the like) or (ii) following the IPO, such time that the average closing price of the Company's Common Stock exceeds $10.00 per share for any continuous (4) week period; provided, however that should this Security be converted by the holder at any time prior to June 30, 2000, the principal amount of this Security shall be reduced by an amount equal to the product of (i) the number of full months elapsed from June 30, 1999 through the date of conversion of this Security divided by twelve (12); (ii) thirteen percent (13%); and (iii) the total purchase price of this Security as set forth on Exhibit A attached hereto.

            (c) Procedure for Conversion. The holder of this Security may exercise the conversion rights as to such Security, or any portion thereof, by surrender of this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office, accompanied by written notice to the Company that the holder hereof elects to convert this Security (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). Conversion shall be deemed to have been effected on the date when such delivery is made, or the conditions for automatic conversion set forth in Section 1(b) above have been satisfied. Upon surrender of this Security for conversion, the holder will be entitled to receive the interest accruing on the principal amount of this Security then being converted from the interest payment date next preceding the date of such conversion to such date of conversion. No payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the date of conversion, or, at its option, the Company shall round up to the next higher whole share.

            (d) The Conversion Ratio shall be subject to adjustments from time to time as follows:

                (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the Determination Date for such dividend or other distribution shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (e) Whenever the Conversion Ratio is adjusted as provided in Section 1(d), the Company shall compute the adjusted Conversion Ratio in accordance with
Section 1(d) and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Ratio and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holder of this Security.

            (f) In case:

                (1) the Company shall declare a dividend or other distribution on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 1(d); or

                (2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                (3) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                (5) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall cause to be delivered to the holder of this Security, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this Section 1(f).

            (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Security, the full number of shares of Common Stock then issuable upon the conversion of this Security.

            (h) Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Security. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of this Security, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

            (i) The Company agrees that all shares of Common Stock which may be delivered upon conversion of the Security, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 1(h), the Company will pay all taxes, liens and charges with respect to the issue thereof.

            (j) In case of any consolidation of the Company with any other person, any merger of the Company into another person or of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, the person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall execute and deliver to the holder of this Security a supplemental agreement providing that such holder have the right thereafter, during the period this Security shall be convertible as specified in Sections 1(a) and 1(b), to convert this Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a person with which the Company consolidated, into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 1(j) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1. The above provisions of this Section 1(j) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock.

            (k) The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act of 1933, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the shares of Common Stock issuable upon conversion of this Security to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under such Securities Act) and qualified or listed as contemplated by clause (ii) (it being understood that the Company shall not be required to register the Common Stock issuable on conversion hereof under the Securities Act, except pursuant to the Rights Agreement between the Company and the initial holder of this Security); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of Securities, prior to such issuance or delivery, on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.

        2. Repurchase upon Change in Control.

            (a) In the event that a Change in Control (as hereinafter defined) shall occur, then the holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, this Security, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 30 days after the date on which the Company gives notice thereof to the holder of this Security, at a purchase price equal to 101% of the principal amount of this Security to be repurchased, plus interest accrued to the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on this Security whose stated maturity is on or prior to the Repurchase Date shall be payable to the holder of this Security, or one or more predecessor Securities, registered as such on the relevant Record Date according to their terms. The Company agrees to give the holder of this Security notice of any Change in Control, by facsimile transmission confirmed in writing by overnight courier service, promptly and in any event within two days of the occurrence thereof.

            (b) To exercise a repurchase right, the holder shall deliver to the Company on or before the 5th day prior to the Repurchase Date, together with this Security, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby. Such written notice shall be irrevocable, except that the right of the holder to convert this Security (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Repurchase Date.

            (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash, together with accrued and unpaid interest to the Repurchase Date; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash, to the holders of this Security, or one or more predecessor Securities, registered as such at the close of business on the relevant regular record date.

            (d) If this Security (or portion thereof) is surrendered for repurchase and is not so paid on the Repurchase Date, the principal amount of this Security (or such portion hereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate per annum borne by this Security, and shall remain convertible into Common Stock until the principal of this Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

            (e) If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the holder without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

            (f) For purposes of this Section 2

                (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and

                (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Security, of:

                    (i) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

                    (ii) any consolidation or merger of the Company with or into, any other person, any merger of another person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and
(y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock).

        3. Events of Default. (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or Harder of any court or any order, rule or regulation of any administrative or governmental body):

                (1) default in the payment of any interest upon this Security when it becomes due and payable, and continuance of such default for a period of 15 days; or

                (2) default by the Company in the performance of its obligations in respect of any conversion of this Security (or any portion hereof) in accordance with Section 1; or

                (3) failure by the Company to give any notice of a Change of Control required to be delivered in accordance with Section 2(a); or

                (4) default in the performance, or breach, of any material covenant or warranty of the Company herein (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this Section 3(a)) and continuance of such default or breach for a period of 15 days after there has been given, by registered or certified mail, to the Company by the holders of at least 25 % of the outstanding principal amount of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, or under any agreement, mortgage, indenture or instrument under-which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, with a principal amount then outstanding in excess of $1,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $1,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $1,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by registered or certified mail, to the Company by the holders of at least 25 % of the outstanding principal amount of this Security a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                (6) the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

            (b) If an Event of Default (other than an Event of Default specified in Section 3(a)(6) or 3(a)(7)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 3(a)(6) or 3(a)(7) occurs and is continuing, the principal of, and accrued interest on, this Security shall ipso facto become immediately due and payable without any declaration or other act of the holders.

        4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

            (a) Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on (i) up to $2,000,000 of indebtedness of the Company or with respect to which the Company is a guarantor to any bank or other financial institution whose principal business is lending funds on a secured basis, (ii) any indebtedness of the Company with respect to equipment financing transactions which indebtedness shall not exceed the sum of $1.25 million times the number of stores in operation by the Company and (iii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued solely in exchange for such Senior Indebtedness, or any indebtedness arising solely from the satisfaction of such Senior Indebtedness by a guarantor.

            (b) Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within 90 days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

            (c) Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            (d) Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

            (e) Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

        5. Prepayment. This Note may be prepaid in while or in part at any time by the Company without the prior written consent of Holder. Any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

        6. Other.

            (a) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

            (b) The Company will give prompt written notice to the holder of Security of any change in the location of the Designated Office.

            (c) The transfer of this Security is registrable on the Security Register of the Company Upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, Or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

            (d) This Security shall be governed by and construed in accordance with the laws of the State of California, United States of America.



                             [Signatures to Follow]

        IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.


Dated:  June 30, 1999.
                                         SILICON ENTERTAINMENT, INC.


                                         By: ___________________________________

                                         Printed Name: _________________________

                                         Title: ________________________________


Attest:

By:  __________________________________

Printed Name:  ________________________

Title: ________________________________

                                    EXHIBIT A

-------------------------------------------------------------------------------------------------
   NAME/ADDRESS OF PURCHASER      ORIGINAL PRINCIPAL AMOUNT           TOTAL PURCHASE PRICE
                                          OF NOTE
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                               SECURITY AGREEMENT


        This Security Agreement (the "Agreement") is made as of May __, 1999 by and between Silicon Entertainment, Inc., a California corporation (the "Debtor") in favor of each of the parties listed on Exhibit A hereto (each a "Secured Party" and collectively the "Secured Parties").

                                    RECITALS

        The Debtor and the Secured Parties are parties to a Secured Subordinated Convertible Note Purchase Agreement of even date with this Agreement (the "Purchase Agreement") pursuant to which the Secured Parties shall purchase Notes (as defined in the Purchase Agreement) from the Debtor. The parties intend that the Debtor's obligations to repay the Notes be secured by all of the assets of the Debtor, subject to the rights of Senior Indebtedness (as defined below in the Note).

                                    AGREEMENT

        In consideration of the purchase of the Notes by the Secured Parties and for other good and valuable consideration, the Debtor hereby agrees with the Secured Parties as follows:

        1. GRANT OF SECURITY INTEREST. To secure the Debtor's full and timely performance of all of the Debtor's obligations and liabilities to the Secured Parties pursuant to the Notes (including, without limitation, Debtor's obligation to timely pay the principal amount of, and interest on, the Notes) (the "Obligations"), the Debtor hereby grants to the Secured Parties a continuing security interest (the "Security Interest") in and to all of the property described on Exhibit B to this Agreement (the "Collateral").

        2. AGREEMENT AMONG THE SECURED PARTIES.

            (a) PAYMENT PRO RATA. Payment to the Secured Parties under the Notes shall be made in proportion to the principal and accrued interest then outstanding on any such date of payment to each, until such obligations are paid or retired in full.

            (b) SHARING OF PAYMENTS. If any Secured Party shall at any time receive any payment of principal, interest or other charge arising under a Note, or upon any other obligation of Debtor or any sums by virtue of counterclaim, offset, or other lien that may be exercised, or from any security, other than payments made on the same date to all Secured Parties, such Secured Party shall share such payment or payments ratably with the other Secured Parties as to maintain as near as possible the unpaid balance of the loans pro rata according to the Secured Parties' aggregate proportionate interests.

            (c) SHARING OF COLLATERAL. For purposes of this Agreement, "Event of Default" means Debtor's failure to pay or discharge the Obligations in full in accordance with the terms of the Notes. Upon the occurrence of any Event of Default, and if the Secured Parties proceed to any exercise rights with respect to the Collateral, the Secured Parties shall share the Collateral and the proceeds of such Collateral ratably, without priority of one over the other.

            (d) APPOINTMENT OF AGENT. The Secured Parties agree that Secured Parties holding a majority in interest of the principal amount of Notes outstanding may act together as the agent of all Secured Parties to execute and deliver in their names such instruments, documents, statements and amendments thereto as may be necessary or appropriate to perfect or continue the perfection of the security interest granted in this Agreement.

            (e) ENFORCEMENT. Enforcement of the Secured Parties' rights hereunder shall be taken by Secured Parties holding a majority in interest of the principal amount of Notes outstanding acting together as the agent for all of the Secured Parties. The action of such percentage taken in accordance with the preceding sentence, shall in each case bind all the Secured Parties. Each of the Secured Parties agrees that any Secured Parties acting under Sections 2(d) and 2(e) shall not be liable for any acts taken in good faith in enforcing the rights of the Secured Parties hereunder.

        3. PERFORMANCE BY SECURED PARTIES OF DEBTOR'S OBLIGATIONS. If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Parties perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Parties incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Parties on demand and shall constitute Obligations secured by this Agreement.

        4. REMEDIES. If an Event of Default has occurred and is continuing, the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the California Uniform Commercial Code, as amended from time to time (the "Code"). Without limiting the foregoing, the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of a Secured Party or elsewhere upon such terms and conditions as the Secured Parties may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties under this Agreement (including, without limitation, reasonable attorneys' fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Parties may elect, and only after such application and after the payment by the Secured Parties of any other amount required by any provision of law, need the Secured Parties account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the

Debtor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by the Secured Parties of any of their rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Parties to collect such deficiency.

        5. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The sole duty of a Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under Section 9207 of the Code or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account. Neither the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

        6. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and powers coupled with an interest.

        7. NO WAIVER; CUMULATIVE REMEDIES. The Secured Parties shall not by any act (except by a written instrument pursuant to Section 10(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Parties of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

        8. MISCELLANEOUS.

            (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Debtor and of Secured Parties holding a majority in interest of the principal amount of Notes outstanding. Notwithstanding the foregoing or any other provision of this Agreement, no amendment or waiver that adversely affects a Secured Party in a manner different from all of the Secured Parties may be effected without the written consent of such Secured Party. Any amendment or waiver effected in accordance with this
Section 10(a) shall be binding upon the parties and their respective successors and assigns.

            (b) TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns and inure to the benefit of the each Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (c) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

            (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (e) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (f) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or on Exhibit A hereto, or as subsequently modified by written notice.

            (g) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (h) ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

        The Debtor and Secured Parties have caused this Agreement to be duly executed and delivered as of the date first above written.



                                       DEBTOR:
                                       SILICON ENTERTAINMENT, INC.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                       Address: ________________________________

                                       Facsimile Number: _______________________



                                       SECURED PARTIES:

                                       _________________________________________

                                       By:______________________________________

                                       Name: ___________________________________

                                       Title: __________________________________




                      SIGNATURE PAGE TO SECURITY AGREEMENT

                                    EXHIBIT A


     NAME/ADDRESS AND FACSIMILE                     ORIGINAL PRINCIPAL
     NUMBER OF PURCHASER                            AMOUNT OF NOTE

                                    EXHIBIT B

        The Collateral shall consist of all right, title and interest of Debtor in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor's books relating to any of the foregoing;

        (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor's books relating to the foregoing;

        (f) All copyrights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor devices, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.